UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 31, 2025
Date of Report (date of earliest event reported)

INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 986-9888
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2025, Intevac, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 13, 2025, with Seagate Technology Holdings plc, an Irish public limited company (“Parent”), and Irvine Acquisition Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on March 3, 2025, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share (“Common Stock”), of the Company in exchange for $4.00 per share, payable in cash at closing, without interest and subject to reduction for any applicable withholding of taxes (the “Offer Consideration”).

The Offer expired as scheduled one minute after 11:59 p.m., Eastern Time on March 28, 2025 (such date and time, the “Expiration Time”) and was not extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Purchaser that, as of the Expiration Time, 23,968,013 shares of Common Stock had been validly tendered and not validly withdrawn pursuant to the Offer, which represent approximately 87.95% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares (if any) owned by Purchaser and its affiliates, including Parent, represent one more share than 50% of the total number of shares of Common Stock outstanding at the time of the expiration of the Offer. On March 31, 2025, Purchaser accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

In addition, the Company paid its regular quarterly dividend of $0.05 per share on March 13, 2025, to stockholders of record of the Company as of February 28, 2025. In connection with the closing of the transactions contemplated by the Merger Agreement, the Company paid a one-time special dividend of $0.052 per share (the “Special Dividend”) on March 28, 2025, to stockholders of record of the Company as of March 24, 2025.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on March 31, 2025, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock that were owned by the Company or held in the treasury of the Company, (ii) shares of Common Stock then held by Parent or Purchaser, and (iii) shares of Common Stock then held by any wholly owned subsidiary of Parent (other than Purchaser) or any wholly owned subsidiary of the Company) were converted automatically into and thereafter represent only the right to receive the Offer Consideration.

In addition, pursuant to the Merger Agreement, at the Effective Time, compensatory options to purchase shares of Common Stock (each a “Company Option”) received the following treatment:

•
each Company Option with an exercise price per share that was less than the amount of the Offer Consideration was cancelled in exchange for an amount in cash equal to the product of (x) the total number of shares subject to such Company Option immediately prior to the Effective Time multiplied by (y) the excess of the amount of the Offer Consideration over the applicable exercise price per share of such Company Option; and

•
each Company Option with an exercise price per share that was equal to or greater than the amount of the Offer Consideration and that was then outstanding and unexercised, whether or not vested, was cancelled with no consideration payable in respect thereof.

In addition, at the Effective Time, each outstanding restricted stock unit of the Company that vests based solely on the continued performance of services and not the achievement of performance metrics (each a “Company RSU”) vested in full and, whether or not vested, was cancelled and exchanged for the right to receive a cash payment equal to the product of (i) the total number of shares subject to such Company RSU immediately prior to the Effective Time multiplied by (ii) the Offer Consideration.

In connection with the Merger, restricted stock units of the Company that vest based on the continued performance of services and the achievement of performance metrics (each a “Company PRSU”) received the following treatment:

•
immediately prior to the Effective Time, each Company PRSU granted in 2022 that was then outstanding was cancelled in exchange for an amount in cash equal to the product of (x) 25% of the “Number of RSUs Subject to Award” listed in the applicable award agreement multiplied by (y) the Offer Consideration;

•
immediately prior to the Effective Time, each Company PRSU granted in 2025 that was then outstanding was cancelled in exchange for an amount in cash equal to the product of (x) the “Target RSUs” listed in the applicable award agreement multiplied by (y) the Offer Consideration; and

•	prior to the Effective Time, each Company PRSU granted in 2023 and each Company PRSU granted in 2024 was cancelled with no consideration payable in respect thereof.

The foregoing description of the Offer, the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 13, 2025 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on March 31, 2025, Purchaser irrevocably accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time.  On March 31, 2025, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required.  Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 31, 2025, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) halt trading in the shares of Common Stock, (ii) suspend trading of and delist the shares of Common Stock and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Common Stock from Nasdaq and the deregistration of such shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent. The Offer Consideration was funded through Parent’s cash on hand.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Kevin Barber, David S. Dury, Dorothy D. Hayes, Nigel Hunton, Michele F. Klein, Eiji Miyanaga, and Ryan Vardeman resigned from his or her respective positions as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) James C. Lee, the sole director of the Purchaser immediately prior to the Effective Time, became the sole director of the Company, in each case, as of the Effective Time. The director resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. Following the Effective Time, the officers of the Company are as follows: James C. Lee, President and Johnny Choi, Secretary.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the Company’s certificate of incorporation and by-laws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated by-laws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.          Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of February 13, 2025, by and among Seagate Technology Holdings plc, Irvine Acquisition Holdings, Inc., and Intevac, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2025).

3.1	Amended and Restated Certificate of Incorporation of Intevac, Inc., dated as of March 31, 2025.
3.2	Amended and Restated By-Laws of Intevac, Inc., dated as of March 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Intevac, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Intevac, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025

INTEVAC, INC.

By:	/s/ James C. Lee
Name: James C. Lee
Title: President